EXHIBIT 99.1

CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES FOURTH QUARTER 2003 RESULTS,
SETS RECORD DATE FOR ANNUAL MEETING AND
ESTABLISHES COMMON DIVIDEND SCHEDULE FOR 2004

     DALLAS — January 28, 2004 — Capstead Mortgage Corporation (NYSE: CMO) today reported net income of $13,096,000, or $0.56 per diluted common share, for the quarter ended December 31, 2003, compared to $20,411,000, or $1.03 per diluted common share, for the same quarter in 2002. Operating income, a non-GAAP financial measure calculated to exclude depreciation on real estate, gains on asset sales and redemptions of collateralized mortgage obligations (“CMOs”), and the dilutive effects of the Series B preferred shares, was $0.63 per common share for the fourth quarter of 2003, compared to $0.65 for the third quarter of 2003 and $0.95 for the fourth quarter of 2002. A table reconciling operating income per common share to net income per diluted common share (calculated in accordance with generally accepted accounting principles (“GAAP”)) is included in this release.

     The Company reported net income of $60,659,000, or $2.60 per diluted common share, for the year ended December 31, 2003 compared to $96,123,000, or $4.85 per diluted common share reported in 2002.

Annual Meeting Record Date

     The Company announced that the record date for determining stockholders entitled to notice of and to vote at the annual meeting of stockholders on April 22, 2004 will be the close of business on February 17, 2004. The Company’s proxy statement and annual report will be mailed to stockholders on or about March 5, 2004.

Fourth Quarter Results and Related Discussion

     Fourth quarter operating income benefited from additions made to the Company’s portfolio of mortgage securities and similar investments during the second half of 2003 which offset portfolio runoff during this period and helped to partially offset declining portfolio yields. Acquisitions during the second half of 2003 totaled $441 million consisting primarily of adjustable-rate mortgage (“ARM”) Fannie Mae, Freddie Mac and Ginnie Mae securities (“Agency Securities”). In addition, the Company retained $146 million of high coupon fixed-rate collateral released from financed CMOs that is expected to earn improved financing spreads than when previously financed by CMO bonds. Operating income for the fourth quarter also benefited from several income items totaling nearly $700,000 that will not affect future quarterly results and includes the recovery of an insurance deductible related to the dismissal of a stockholder class action suit brought against the Company in 1998.

     Financing spreads (the difference between the yields earned on these investments and the rates charged on related borrowings) declined 22 basis points during the fourth quarter to 2.47%, all attributable to lower portfolio yields. The overall yield earned on the portfolio averaged 3.60% during the fourth quarter of 2003, compared to an average yield of 3.82% earned during the previous quarter and 3.97% for all of 2003. Yields on ARM securities fluctuate as coupon interest rates on the underlying mortgage loans reset to reflect current interest rates and are expected to continue to decline in the coming quarters. For example, if interest rates stabilize at current rates, the average yield on the portfolio could decline approximately 44 basis points by the fourth quarter of 2004. Actual yields will depend on portfolio composition as well as fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments.

     Average rates on related borrowings held steady at 1.13% during the last two quarters of 2003 and averaged a low 1.23% for the year. The Company’s borrowing rates depend on actions by the Federal Reserve to change short-term interest rates, market expectations of future changes in short-term interest rates and the extent of changes in financial market liquidity.

     Commenting on Capstead’s operations and recent investing activity, Andrew F. Jacobs, President and Chief Executive Officer, said, “Mortgage prepayments on the Company’s portfolio of ARM securities moderated during the fourth quarter putting less pressure on portfolio balances and this trend is continuing into the first quarter of 2004. Market conditions during the latter half of 2003 allowed us to replace portfolio runoff during that period with acquisitions of attractively priced ARM securities. Additionally, we have acquired sufficient ARM securities scheduled for settlement in the first quarter to again replace runoff. If available, we will continue to pursue attractively priced acquisitions of adjustable-rate mortgage assets.

     While we anticipate that managing a large portfolio of adjustable-rate mortgage assets will remain the core focus of our investment strategy, we also are continuing to investigate other real estate-related opportunities that can provide attractive risk-adjusted returns over the long term with relatively low sensitivity to changes in interest rates.”

     In conclusion, Mr. Jacobs cautioned, “We expect Capstead’s operating income will continue to benefit from excellent financing spreads for the immediate future; however, opportunities to reinvest capital made available by maturing investments over the near term may not be of the size or have the return profile capable of generating sufficient returns to offset declining earnings from our existing portfolios. As a result, quarterly operating income and common dividends will likely continue trending lower from current levels.”

Book Value per Common Share

     As of December 31, 2003, the Company’s book value per common share was $6.67, a decline of $0.38 during the current quarter and $1.56 since December 31, 2002. Book value declined from the prior year because of dividend payments in excess of quarterly net income (approximately $0.22 per share) and, more significantly, a reduction in the aggregate unrealized gain on the Company’s investments (most of which are debt securities carried at fair value with changes in fair value reflected in stockholders’ equity) as a result of runoff caused by mortgage prepayments and lower underlying coupon interest rates, as discussed above. This unrealized gain can be expected to continue to decline with runoff and to fluctuate with changes in interest rates and market liquidity, and such changes will largely be reflected in book value per common share. Book value will also be affected by other factors, including the level of dividend distributions and depreciation charges on net-leased real estate; however, temporary changes in fair values of investments not carried at fair value on the Company’s balance sheet generally will not affect book value.

Scheduled 2004 Common Share Dividend Dates

     The Company’s 2004 scheduled common share dividend dates are as follows:

Quarter	Declaration Date	Record Date	Payable Date

First Second Third Fourth	March 11 June 10 September 9 December 9	March 31 June 30 September 30 December 31	April 21 July 21 October 21 January 21, 2005

* * * * *

     Capstead Mortgage Corporation, a real estate investment trust (“REIT”), earns income from investing in real estate-related assets and other investment strategies.

     This document contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company’s actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company’s investments and unforeseen factors. As discussed in the Company’s filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2003	December 31, 2002

	(unaudited)
Assets
Mortgage securities and similar investments ($2.0 billion pledged under repurchase arrangements)	$2,195,117	$2,431,519
CMO collateral and investments	167,571	1,083,421

	2,362,688	3,514,940
Real estate held for lease, net of accumulated depreciation	133,414	137,122
Receivables and other assets	41,880	55,863
Cash and cash equivalents	16,340	59,003

	$2,554,322	$3,766,928

Liabilities
Repurchase arrangements and similar borrowings	$1,975,178	$2,145,656
Collateralized mortgage obligations (“CMOs”)	166,807	1,074,779
Borrowings secured by real estate	120,206	120,400
Incentive fee payable to former affiliate	—	4,982
Common stock dividend payable	8,829	116,585
Accounts payable and accrued expenses	6,264	5,948

	2,277,284	3,468,350

Stockholders’ equity
Preferred stock — $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 211 and 219 shares issued and outstanding at December 31, 2003 and 2002, respectively ($3,468 aggregate liquidation preference)	2,956	3,058
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 and 15,820 shares issued and outstanding at December 31, 2003 and 2002, respectively ($180,025 aggregate liquidation preference)	176,707	176,708
Common stock — $0.01 par value; 100,000 shares authorized; 14,015 and 13,962 shares issued and outstanding at December 31, 2003 and 2002, respectively	140	140
Paid-in capital	456,198	458,919
Accumulated deficit	(387,718)	(387,718)
Accumulated other comprehensive income	28,755	47,471

	277,038	298,578

	$2,554,322	$3,766,928

Book value per common share	$6.67	$8.23

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31		December 31

	2003	2002	2003	2002

	(unaudited)		(unaudited)
Interest income:
Mortgage securities and similar investments	$18,959	$29,601	$85,343	$150,302
CMO collateral and investments	3,041	19,907	34,101	114,353

Total interest income	22,000	49,508	119,444	264,655

Interest and related expense:
Repurchase arrangements and similar borrowings	5,556	9,432	24,606	48,329
CMO borrowings	2,775	20,510	33,926	116,069
Mortgage insurance and other	91	128	392	596

Total interest and related expense	8,422	30,070	58,924	164,994

Net margin on financial assets	13,578	19,438	60,520	99,661

Real estate lease income	2,465	2,764	10,028	8,170

Real estate-related expense:
Interest	1,057	1,536	4,327	4,750
Depreciation	927	939	3,708	2,543

Total real estate-related expense	1,984	2,475	8,035	7,293

Net margin on real estate held for lease	481	289	1,993	877

Other revenue (expense):
Gain on asset sales and CMO redemptions	9	2,824	4,560	4,725
CMO administration and other	925	315	1,784	2,429
Incentive fee payable to former affiliate	—	(948)	(500)	(4,982)
Other operating expense	(1,897)	(1,507)	(7,698)	(6,587)

Total other revenue (expense)	(963)	684	(1,854)	(4,415)

Net income	$13,096	$20,411	$60,659	$96,123

Net income	$13,096	$20,411	$60,659	$96,123
Less cash dividends paid on preferred stock	(5,068)	(5,068)	(20,273)	(20,362)

Net income available to common stockholders	$8,028	$15,343	$40,386	$75,761

Net income per common share:
Basic	$0.57	$1.11	$2.89	$5.47
Diluted	0.56	1.03	2.60	4.85
Cash dividends declared per share:
Common — regular quarterly	$0.630	$1.160	$3.100	$5.560
Common — special	—	7.190	—	7.190
Series A Preferred	0.400	0.400	1.600	1.600
Series B Preferred	0.315	0.315	1.260	1.260

CAPSTEAD MORTGAGE CORPORATION
MARKET VALUE ANALYSIS
(In thousands)
(Unaudited)

	December 31, 2003					December 31, 2002

					Unrealized	Unrealized
	Principal	Premium		Market	Gains	Gains
	Balance	(Discount)	Basis	Value	(Losses)	(Losses)

Debt securities held available-for-sale:(a)
Agency Securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$823	$4	$827	$903	$76	$139
ARMs:
LIBOR/CMT	1,050,761	15,626	1,066,387	1,084,492	18,105	25,679
COFI	90,669	(2,623)	88,046	91,566	3,520	5,774
Ginnie Mae ARMs	726,876	7,830	734,706	739,987	5,281	12,792

	1,869,129	20,837	1,889,966	1,916,948	26,982	44,384

Non-agency securities:
ARMs	58,072	541	58,613	59,619	1,006	1,504
CMBS - adjustable rate	74,376	(9)	74,367	74,376	9	82
CMO collateral and investments	16,054	386	16,440	16,939	499	871

	$2,017,631	$21,755	$2,039,386	$2,067,882	$28,496	$46,841

Debt securities held-to-maturity: (b)
Released CMO collateral:
Agency Securities:
Fixed-rate	$1,249	$8	$1,257	$1,370	$113	$192
Non-agency securities:
Fixed-rate	118,638	174	118,812	123,122	4,310	52
ARMs	23,353	752	24,105	23,875	(230)	—

	143,240	934	144,174	148,367	4,193	244
CMO collateral	148,334	2,298	150,632	150,856	224	(3,844)

	$291,574	$3,232	$294,806	$299,223	$4,417	$(3,600)

(a)	Unrealized gains and losses on investments in debt securities classified as available-for-sale are recorded in stockholders’ equity as a component of “Accumulated other comprehensive income.” Gains or losses are recognized in operating results only if sold. Investments in real estate held for lease are not classified as debt securities. Consequently, these assets are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Investments in debt securities classified as held-to-maturity are carried on the balance sheet at amortized cost.

CAPSTEAD MORTGAGE CORPORATION
MORTGAGE SECURITIES AND SIMILAR INVESTMENTS
YIELD/COST ANALYSIS
(Dollars in thousands)
(Unaudited)

	4th Quarter Average (a)			As of December 31, 2003
						Projected	Lifetime
		Actual	Actual	Premiums		1st Quarter	Prepayment
	Basis	Yield/Cost	Runoff	(Discounts)	Basis (a)	Yield/Cost (b)	Assumptions

Agency Securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$2,216	9.47%	39%	$12	$2,084	9.69%	30%
ARMs:
LIBOR/CMT	976,481	3.21	26	15,626	1,066,387	3.04	25
COFI	92,924	4.74	31	(2,623)	88,046	4.38	25
Ginnie Mae ARMs	709,817	3.56	33	7,830	734,706	3.47	26

	$1,781,438	3.44	29	20,845	1,891,223	3.28	25
Non-agency securities:
Fixed-rate	131,781	5.98	56	174	118,812	6.31	32
ARMs	88,303	3.51	38	1,293	82,718	3.22	40

	220,084	4.99	50	1,467	201,530	5.05	35
CMBS and other commercial loans	95,039	3.49	34	(9)	74,367	2.27	—

	2,096,561	3.60	35	$22,303	2,167,120	3.40	25

Borrowings	1,921,318	1.13			1,975,178	1.11

Capital employed/financing spread	$175,243	2.47			$191,942	2.29

Return on assets (c)		2.55				2.38

(a)	Basis represents Capstead’s investment before unrealized gains and losses. Actual asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b)	Projected annualized yields for the fourth quarter 2003 reflect ARM coupon resets and lifetime prepayment assumptions as adjusted for expected prepayments over the next three months, as of the date of this press release. Actual yields realized in future periods will largely depend upon (i) changes in portfolio composition, (ii) ARM coupon resets, (iii) actual prepayments and (iv) any changes in lifetime prepayment assumptions.

(c)	Capstead generally uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.

CAPSTEAD MORTGAGE CORPORATION
COMPARISON OF OPERATING INCOME *
AND DILUTED INCOME PER COMMON SHARE
(In thousands, except per share amounts)
(Unaudited)

	December 31, 2003		September 30, 2003		December 31, 2002

	Operating	Diluted	Operating	Diluted	Operating	Diluted

Net income	$13,096	$13,096	$14,779	$14,779	$20,411	$20,411
Adjustments for Depreciation on real estate	927	—	927	—	939	—
Gain on asset sales and CMO redemptions	(9)	—	(1,411)	—	(2,824)	—
Series B preferred dividends	(4,983)	—	(4,982)	—	(4,983)	—

	$9,031	$13,096	$9,313	$14,779	$13,543	$20,411

Weighted average common shares outstanding	13,998	13,998	13,995	13,995	13,880	13,880
Net effect of dilutive securities:
Preferred B shares	—	9,030	—	8,987	—	5,689
Stock options and other preferred shares	343	343	353	353	303	303

	14,341	23,371	14,348	23,335	14,183	19,872

	$0.63	$0.56	$0.65	$0.63	$0.95	$1.03

*	Capstead reports operating income per common share (a non-GAAP financial measure calculated excluding depreciation on real estate, gain on asset sales and CMO redemptions, and the dilutive effects of the Series B preferred share) under the belief it provides investors with a useful supplemental measure of the Company’s operating performance. Operating income represents a measure of the amount of funds generated by operations, which may, at the discretion of Capstead’s Board of Directors, be used for reinvestment or distributed to common stockholders as dividends. Depreciation on real estate, although an expense deductible for federal income tax purposes and therefore an item that reduces Capstead’s REIT distribution requirements, is added back to arrive at operating income because it is a noncash expense. Gains are excluded because they are considered non-operating in nature and the amount and timing of any such gains are dependent upon future market conditions. Operating income per common share excludes the dilutive effects of the Series B preferred shares because it is not economically advantageous to convert these shares at the current market prices of both the common shares and Series B preferred shares. Consequently, few, if any, actual Series B conversions are expected. The Series B preferred shares are considered dilutive, for diluted net income per common share purposes only, whenever annualized basic net income per common share exceeds $2.20 (the Series B preferred share annualized dividend of $1.26 divided by the current conversion rate of 0.5730).